SourceForge, Inc. Announces  Departure of
Jon Sobel, Group President, Media

MOUNTAIN VIEW, Calif.-August 31, 2009-- SourceForge, Inc. (NASDAQ:LNUX), today announced that Jon Sobel, Group President, Media, will be leaving the Company.  Mr. Sobel, who joined the company in 2007, will continue in his current position until September 25, 2009.

“I want to personally thank Jon for all his contributions to the Company, and for his valuable counsel to me as a key strategic advisor in my early days at SourceForge,” said Scott L. Kauffman, SourceForge’s president and chief executive officer. “As we look ahead to improving our advertising business and serving our community with a superior user experience, I am confident that Jon has established a team and a strategy that will serve us well as we look to fully leverage this exciting market opportunity.  We wish him well in his future endeavors.”

Mr. Sobel added, “The journey at SourceForge has been incredible and I’m proud of the work that I leave behind.  I am also excited about Scott’s leadership and the direction he’s taking the Company. Under his guidance, I’m confident that SourceForge will continue to build on its leadership position and I will do everything I can to support him and his team through this transition.”

About SourceForge, Inc.

SourceForge's media and e-commerce web sites connect millions of influential technology professionals and enthusiasts each day. Combining user-developed content and e-commerce, SourceForge is the global technology community's nexus for information exchange, goods for geeks, and open source software distribution and services. SourceForge's network of web sites serves 35 million unique visitors each month* and includes: SourceForge.net, Slashdot, ThinkGeek, Ohloh.net, fossfor.us and freshmeat.net. For more information or to view our media kit online, visit www.sourceforge.com. (*Source: Google Analytics, Coremetrics and Omniture, June 2009).

SourceForge, SourceForge.net, Slashdot, Ohloh, freshmeat, and ThinkGeek are registered trademarks of SourceForge, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding growth strategies and prospects for SourceForge's online media business. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: SourceForge's effectiveness at increasing engagement with, and traffic to, its Internet properties; SourceForge's ability to attract and retain qualified personnel; success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending, especially in light of current macroeconomic challenges and uncertainty; SourceForge's ability to achieve and sustain higher levels of revenue; SourceForge's ability to protect and defend its intellectual property rights; rapid technological and market change; unforeseen expenses that SourceForge may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult SourceForge's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors section of its Annual Report on Form 10-K for the year ended July 31, 2008, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, for further information regarding these and other risks of SourceForge's business. All forward-looking statements included in this press release are based upon information available to SourceForge as of the date hereof, and SourceForge does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

Contact:
The Blueshirt Group
Todd Friedman or Stacie Bosinoff
415-217-7722
todd@blueshirtgroup.com
Stacie@blueshirtgroup.com